EXHIBIT 24

EDISON INTERNATIONAL

POWER OF ATTORNEY

The undersigned, Edison International, a California corporation, and certain of its officers and/or directors, do each hereby constitute and appoint THOMAS R. MCDANIEL, BARBARA E. MATHEWS, POLLY L. GAULT, LINDA G. SULLIVAN, BEVERLY P. RYDER, MARY C. SIMPSON, PAIGE W.R. WHITE, MICHAEL A. HENRY, JEFFREY C. SHIEH, DARLA F. FORTE, and BONITA J. SMITH, and or any one of them, to act severally as attorney-in-fact, for the purpose of executing and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement or registration statements and all amendments and/or supplements thereto for the purposes of registering and/or continuing the registration of up to 30,000,000 shares of Common Stock of Edison International and related beneficial interests to be offered and sold through the Edison 401(k) Savings Plan, granting unto said attorneys-in-fact, and each of them, full power and authority to do every act and thing whatsoever necessary for such purposes as fully as the undersigned or any of them could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at San Clemente, California, as of this 11th day of August, 2005.

EDISON INTERNATIONAL By: /s/ JOHN E. BRYSON ------------------------------------------------------ JOHN E. BRYSON Chairman of the Board, President and Chief Executive Officer

Attest:

/s/ BEVERLY P. RYDER

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BEVERLY P. RYDER

Vice President and Secretary

Principal Executive Officer and Director:

/s/ JOHN E. BRYSON

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JOHN E. BRYSON

Principal Financial Officer:

/s/ THOMAS R. MCDANIEL

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THOMAS R. MCDANIEL

Controller and Principal Accounting Officer:

/s/ LINDA G. SULLIVAN

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LINDA G. SULLIVAN

Chairman of the Board, President, Chief Executive Officer and Director Executive Vice President, Chief Financial Officer and Treasurer Vice President and Controller

Edison International

Power Of Attorney

Authorization of Additional Plan Shares

August 11, 2005

Additional Directors:

/S/ FRANCE A. CÓRDOVA ---------------------------------------------- FRANCE A. CÓRDOVA	Director	/S/ JAMES M. ROSSER ----------------------------------------------- JAMES M. ROSSER	Director
/S/ BRADFORD M. FREEMAN ---------------------------------------------- BRADFORD M. FREEMAN	Director	/S/RICHARD T. SCHLOSBERG, III ------------------------------------------------ RICHARD T. SCHLOSBERG, III	Director
/S/ BRUCE KARATZ ---------------------------------------------- BRUCE KARATZ	Director	/S/ ROBERT H. SMITH ------------------------------------------------ ROBERT H. SMITH	Director
/S/ LUIS G. NOGALES --------------------------------------------- LUIS G. NOGALES	Director	/S/ THOMAS C. SUTTON ------------------------------------------------ THOMAS C. SUTTON	Director
/S/ RONALD L. OLSON --------------------------------------------- RONALD L. OLSON	Director